Exhibit 99

FORM 4 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
             100 W. LIBERTY STREET, 10TH FLOOR
      RENO, NV  89501

DESIGNATED FILER:  MURDOCH FAMILY TRUST

ISSUER AND TICKER SYMBOL:  News Corporation (NWS and NWS.A)

DATE OF EVENT
REQUIRING REGISTRATION:  5/13/08

SIGNATURE:  By:/s/ David F. DeVoe, as President of Cruden Financial Services LLC